                                                                EXHIBIT 99.1


                              OPERATING AGREEMENT

                                       OF

                                 LINK*STAR, LLC

                       AN IOWA LIMITED LIABILITY COMPANY



                                   EFFECTIVE

                                 MARCH 10, 1997

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
            ARTICLE I         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .          1

           ARTICLE II         FORMATION OF COMPANY  . . . . . . . . . . . . . . . . . .          6

                 2.01         Formation . . . . . . . . . . . . . . . . . . . . . . . .          6
                 2.02         Name  . . . . . . . . . . . . . . . . . . . . . . . . . .          6
                 2.03         Principal Place of Business . . . . . . . . . . . . . . .          6
                 2.04         Registered Office and Registered Agent  . . . . . . . . .          6
                 2.05         Term  . . . . . . . . . . . . . . . . . . . . . . . . . .          7

          ARTICLE III         BUSINESS OF COMPANY . . . . . . . . . . . . . . . . . . .          7

           ARTICLE IV         NAMES AND ADDRESSES OF MEMBERS  . . . . . . . . . . . . .          7

            ARTICLE V         RIGHTS AND DUTIES OF MEMBERS                                       7

                 5.01         Management  . . . . . . . . . . . . . . . . . . . . . . .          7
                 5.02         Restrictions on Powers of Members . . . . . . . . . . . .          8
                 5.03         Good Faith  . . . . . . . . . . . . . . . . . . . . . . .          8
                 5.04         Indemnity of the Members, Employees
                                and Other Agents  . . . . . . . . . . . . . . . . . . .          8
                 5.05         Salaries  . . . . . . . . . . . . . . . . . . . . . . . .          9
                 5.06         Titles  . . . . . . . . . . . . . . . . . . . . . . . . .          9
                 5.07         Reimbursements  . . . . . . . . . . . . . . . . . . . . .          9

           ARTICLE VI         ADDITIONAL RIGHTS AND OBLIGATIONS
                                OF MEMBERS  . . . . . . . . . . . . . . . . . . . . . .          9

                 6.01         Limitation of Liability . . . . . . . . . . . . . . . . .          9
                 6.02         Company Debt Liability  . . . . . . . . . . . . . . . . .          9
                 6.03         List of Members . . . . . . . . . . . . . . . . . . . . .         10
                 6.04         Company Books . . . . . . . . . . . . . . . . . . . . . .         10
                 6.05         Priority and Return of Capital  . . . . . . . . . . . . .         10
                 6.06         Liability of a Member to the Company  . . . . . . . . . .         10


                                                                                              Page
                                                                                              ----
          ARTICLE VII         MEETINGS OF MEMBERS . . . . . . . . . . . . . . . . . . .         10

                 7.01         Annual Meeting  . . . . . . . . . . . . . . . . . . . . .         10
                 7.02         Special Meetings  . . . . . . . . . . . . . . . . . . . .         10
                 7.03         Place of Meetings . . . . . . . . . . . . . . . . . . . .         11
                 7.04         Notice of Meetings  . . . . . . . . . . . . . . . . . . .         11
                 7.05         Meeting of all Members  . . . . . . . . . . . . . . . . .         11
                 7.06         Record Date . . . . . . . . . . . . . . . . . . . . . . .         11
                 7.07         Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .         12
                 7.08         Manner of Acting  . . . . . . . . . . . . . . . . . . . .         12
                 7.09         Corporate Members . . . . . . . . . . . . . . . . . . . .         13
                 7.10         Proxies . . . . . . . . . . . . . . . . . . . . . . . . .         13
                 7.11         Voting of Voting Units  . . . . . . . . . . . . . . . . .         13
                 7.12         Conduct of Meetings by or Through the use
                                of Communications Equipment . . . . . . . . . . . . . .         13
                 7.13         Action by Members Without a Meeting . . . . . . . . . . .         14
                 7.14         Waiver of Notice  . . . . . . . . . . . . . . . . . . . .         14

         ARTICLE VIII         CONTRIBUTIONS TO THE COMPANY
                                AND CAPITAL ACCOUNTS  . . . . . . . . . . . . . . . . .         14

                 8.01         Members' Capital Contributions  . . . . . . . . . . . . .         14
                 8.02         Additional Contributions  . . . . . . . . . . . . . . . .         15
                 8.03         Capital Accounts  . . . . . . . . . . . . . . . . . . . .         15
                 8.04         Withdrawal or Reduction of Members'
                                Contributions to Capital  . . . . . . . . . . . . . . .         16

           ARTICLE IX         ALLOCATIONS, INCOME TAX,
                                DISTRIBUTIONS, ELECTIONS AND
                                REPORTS . . . . . . . . . . . . . . . . . . . . . . . .         17

                 9.01         Profits, Losses and tax Credits . . . . . . . . . . . . .         17
                 9.02         Special Allocations to Capital Accounts . . . . . . . . .         18
                 9.03         Distributions Prior to Dissolution  . . . . . . . . . . .         18
                 9.04         Limitation Upon Distributions . . . . . . . . . . . . . .         19
                 9.05         Accounting Principles . . . . . . . . . . . . . . . . . .         19
                 9.06         Interest On and Return of Capital
                                Contributions . . . . . . . . . . . . . . . . . . . . .         19
                 9.07         Loans to Company  . . . . . . . . . . . . . . . . . . . .         19
                 9.08         Accounting Period . . . . . . . . . . . . . . . . . . . .         19

                                                                                              Page
                                                                                              ----


                 9.09         Records, Audits and Reports . . . . . . . . . . . . . . .         19
                 9.10         Returns and Other Elections . . . . . . . . . . . . . . .         20
                 9.11         Tax Matters Member  . . . . . . . . . . . . . . . . . . .         20

            ARTICLE X         REPRESENTATIONS AND
                                WARRANTIES OF MCC . . . . . . . . . . . . . . . . . . .         21

                10.01         Corporate Organization  . . . . . . . . . . . . . . . . .         21
                10.02         Authorization of Agreement  . . . . . . . . . . . . . . .         21
                10.03         Financial Statements  . . . . . . . . . . . . . . . . . .         21
                10.04         Liability . . . . . . . . . . . . . . . . . . . . . . . .         21
                10.05         Assets  . . . . . . . . . . . . . . . . . . . . . . . . .         22

           ARTICLE XI         REPRESENTATIONS AND
                                WARRANTIES OF MATRIX  . . . . . . . . . . . . . . . . .         22

                11.01         Corporate Organization  . . . . . . . . . . . . . . . . .         22
                11.02         Authorization of Agreement  . . . . . . . . . . . . . . .         22
                11.03         Financial Statements  . . . . . . . . . . . . . . . . . .         22
                11.04         Liabilities . . . . . . . . . . . . . . . . . . . . . . .         23
                11.05         Assets  . . . . . . . . . . . . . . . . . . . . . . . . .         23
                11.06         Business Changes  . . . . . . . . . . . . . . . . . . . .         23
                11.07         Litigation and Proceedings  . . . . . . . . . . . . . . .         24
                11.08         Employee Benefit Plans  . . . . . . . . . . . . . . . . .         24

          ARTICLE XII         NONCOMPETITION AND
                                CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . .         24

                12.01         Noncompete During Term of
                                Agreement . . . . . . . . . . . . . . . . . . . . . . .         24
                12.02         Confidentiality . . . . . . . . . . . . . . . . . . . . .         24
                12.03         Specific Performance  . . . . . . . . . . . . . . . . . .         25

         ARTICLE XIII         TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . .         25

                13.01         General . . . . . . . . . . . . . . . . . . . . . . . . .         25
                13.02         Right of First Refusal  . . . . . . . . . . . . . . . . .         25
                13.03         Transferee Not Member in
                                Absence of Consent  . . . . . . . . . . . . . . . . . .         26
                13.04         Additional Member . . . . . . . . . . . . . . . . . . . .         28

                                                                                              Page
                                                                                              ----
                13.05         Issuance of Additional Voting Units . . . . . . . . . . .         28


          ARTICLE XIV         DISSOLUTION AND TERMINATION . . . . . . . . . . . . . . .         28

                14.01         Dissolution . . . . . . . . . . . . . . . . . . . . . . .         28
                14.02         Winding Up, Liquidation and
                                Distribution of Assets  . . . . . . . . . . . . . . . .         30
                14.03         Return of Contribution Nonrecourse
                                to Other Members  . . . . . . . . . . . . . . . . . . .         32

           ARTICLE XV         CROSS-PURCHASE OPTIONS  . . . . . . . . . . . . . . . . .         32

                15.01         Purchase Option . . . . . . . . . . . . . . . . . . . . .         32
                15.02         Option Price  . . . . . . . . . . . . . . . . . . . . . .         32
                15.03         Closing . . . . . . . . . . . . . . . . . . . . . . . . .         33
                15.04         Successors and Assigns  . . . . . . . . . . . . . . . . .         33

          ARTICLE XVI         MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . .         33

                16.01         Notices . . . . . . . . . . . . . . . . . . . . . . . . .         33
                16.02         Books of Account and Records  . . . . . . . . . . . . . .         33
                16.03         Application of Iowa Law . . . . . . . . . . . . . . . . .         34
                16.04         Waiver of Action for Partition  . . . . . . . . . . . . .         34
                16.05         Amendments  . . . . . . . . . . . . . . . . . . . . . . .         34
                16.06         Execution of Additional Instruments . . . . . . . . . . .         34
                16.07         Construction  . . . . . . . . . . . . . . . . . . . . . .         34
                16.08         Headings  . . . . . . . . . . . . . . . . . . . . . . . .         34
                16.09         Waivers . . . . . . . . . . . . . . . . . . . . . . . . .         34
                16.10         Rights and Remedies Cumulative  . . . . . . . . . . . . .         34
                16.11         Severability  . . . . . . . . . . . . . . . . . . . . . .         34
                16.12         Successors and Assigns  . . . . . . . . . . . . . . . . .         35
                16.13         Creditors . . . . . . . . . . . . . . . . . . . . . . . .         35
                16.14         Arbitration of Disputes; Opportunity
                                to Cure Noncompliance . . . . . . . . . . . . . . . . .         35
                16.15         Counterparts  . . . . . . . . . . . . . . . . . . . . . .         35

                                   ARTICLE I

                                  DEFINITIONS

                 The following terms used in this LLC Agreement shall have the following meanings (unless otherwise expressly provided herein):

                          (a)     "Accountant" means the independent accounting
firm regularly retained by the Company.

                          (b)     "Adjusted Deficit Capital Account" means,
with respect to any Member, any deficit balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                                  (i)      credit to such Capital Account any
amounts which such Member is obligated to restore pursuant to this LLC Agreement or under Section 1.704-l(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in Company minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any Member nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                                  (ii)     debit to such Capital Account the
items described in Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Adjusted Deficit Capital Account is intended to comply with the provision of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

                          (c)   "Affiliate" or "Affiliated Person" means, when
used with respect to another Person, (i) any Person who directly or indirectly controls, is controlled by or is under common control with such other Person,
(ii) any Person who is an officer of, partner in or trustee of, or who serves in a similar capacity with respect to, such other Person, (iii) any Person who directly or indirectly is the beneficial owner of 10% or more of any securities of such other Person, or (iv) any corporation, partnership or other entity of which such other Person serves as an officer, director, managing partner or in a similar capacity.

                          (d)     "Articles of Organization" means the Articles
of Organization of the Company filed with the Secretary of State of Iowa, as amended from time to time.

                          (e)     "Book Value" means the book value of the
Company as determined by the Accountant in accordance with generally accepted accounting principals consistently applied.

                          (f)     "Capital Account" means the Capital Account
maintained and adjusted for each Member pursuant to Article VIII. The initial Capital Account balance of the Members is set out on Exhibit B.

                          (g)     "Capital Contribution" means, in relation to
any Member, the total amount of any cash and the agreed value of any contribution of property or services contributed or agreed to be contributed by a Member as set forth in the books and records of the Company, as the same may be amended from time to time pursuant to this LLC Agreement.

                          (h)     "Cash Flow" means all cash receipts of the
Company during any applicable period (other than capital contributions of the Members, or proceeds from any loans made to the Company), less payments on indebtedness of the Company, all cash expenditures made incident to the operation of the Company's business, purchases of capital assets and all payments to Reserves, to the extent any of such payments, expenditures, purchases and payments to Reserves are made from such cash receipts. Except as otherwise provided, Cash Flow shall be determined for each fiscal year.

                          (i)     "Code" means the Internal Revenue Code of
1986, as amended or corresponding provisions of subsequent superseding federal revenue laws, as amended.

                          (j)     "Company" means Link*Star, LLC, an Iowa
limited liability company.

                          (k)     "Economic Interest" means a Member's or
Economic Interest Owner's share of the Company's: [a] Net Profits; [b] Net Losses; and [iii] distributions of the Company's assets pursuant to this LLC Agreement and the Iowa Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members.

                          (l)     "Economic Interest Owner" means the owner of
an Economic Interest who is not a voting Member.

                          (m)     "Entity" means any general partnership,
limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

                          (n)     "Fiscal Year" means the Company's fiscal
year, which shall end on December 31.

                          (o)     "Initial Capital Contribution" means the
initial contribution to the capital of the Company pursuant to this LLC Agreement and as set forth in Article VIII and Exhibit B.

                          (p)     "Iowa Act" means the Iowa Limited Liability
Company Act (Iowa Code Section 490A), as amended from time to time, and any successor to such statute.

                          (q)     "LLC Agreement" shall mean this Operating
Agreement of Link*Star, LLC, as amended from time to time.

                          (r)     "Losses" means the Company's losses as
determined for federal income tax purposes, including federal income tax items such as capital gain or loss, tax preference and depreciation recapture.

                          (s)     "MATRIX Assumed Liabilities" means only those
liabilities of MATRIX as fully reflected on or as specifically reserved against on the MATRIX Balance Sheet or set forth in the notes thereto, liabilities incurred in the ordinary cause of business after the date of such balance sheet that are normal and usual in amount, including liabilities associated with any contracts assigned to the Company to the extent such contractual liabilities do not arise from a breach of such contract.

                          (t)     "MATRIX Balance Sheet" has the meaning set
forth in section 11.03.

                          (u)     "MATRIX" means MATRIXMedia Holdings, LLC, a
Texas limited liability company, which is a Member.

                          (v)     "MCC" means Murdock Communications
Corporation, an Iowa corporation, which is a Member.

                          (w)     "MATRIX Contributed Assets" means all of the
assets and contractual rights of MATRIX described on Exhibit A- 1.

                          (x)     "MCC Assumed Liabilities" means only those
liabilities of MCC as fully reflected on Schedule 1(x) and liabilities associated with any contracts assigned to the Company to the extent such contractual liabilities do not arise from a breach of such contract.

                          (y)     "MCC Contributed Assets" means all of the
assets and contractual rights of MCC described on Exhibit A-2.

                          (z)     "Member" means each of the parties who
executes this LLC Agreement as a Member and every party who may subsequently become a Member. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Economic Interest.

                          (aa)    "Membership Interest" shall mean a Member's
entire interest in the Company, including such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Iowa Act.

                          (bb)    "Net Distributable Cash" means, for any
fiscal year of the Company, the excess, if any, of (i) Cash, over (ii) the Reserves (if any).

                          (cc)    "Net Income" shall mean the net after tax
income of the Company, determined by the Accountant in accordance with generally accepted accounting principles.

                          (dd)    "Percentage Interest" means an interest,
expressed as a percentage of the whole of the interests of all of the Members, in profits, losses, credits and distributions of the Company. The initial Percentage Interests of the Members is set out on Exhibit B.

                          (ee)    "Person" means any individual or Entity, and
the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

                          (ff)    "Preference Loan" means the amount by which
the Initial Capital Contribution of MCC exceeds the Initial Capital Contribution of MATRIX.

                          (gg)    "Preferred Return" means, with respect to
MCC, an amount equal to the sum of the Prime Rate plus three percent per annum, compounded annually to the extent not previously distributed pursuant to section 9.03(a)(i), on the average daily Preference Loan during the period to which the Preferred Return relates, commencing on the date of this Agreement and ending when the Preference Loan is reduced to zero.

                          (hh)    "Prime Rate" means an annual rate which is
equal to the publicly-announced prime rate as published from time- to-time in the Wall Street Journal adjusted on the first day of each month of each year.

                          (ii)    "Profits" means the income of the Company as
determined for federal income tax purposes, including federal income tax items such as capital gain or loss, tax preference and depreciation recapture.

                          (jj)    "Reserves" means, with respect to any fiscal
period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts which the Members deem sufficient for working capital, to pay taxes, insurance, debt service or other costs, operating expenses, capital improvements or liabilities incident to the ownership or operation of the Company's business.

                          (kk)    "Selling Member" shall mean any Member or
Economic Interest Owner which sells, assigns, or otherwise transfers, with or without for consideration, all or any portion of its Membership Interest or Economic Interest.

                          (ll)    "Tax Distribution" has the meaning set forth
in section 9.03(b).

                          (mm)    "Tax Matters Member" shall initially mean the
Member designated in section 9.11 and thereafter shall mean the Member elected by the Members owning a majority of the outstanding Voting Units of the Company to act on behalf of the Members and the Company with respect to federal and state tax matters.

                          (nn)    "Treasury Regulations" shall include
proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                          (oo)    "Voting Unit" means an interest in the
Company which is presently divided into 100 units of participation all of which shall be outstanding on the date of execution of this Agreement. A Voting Unit represents a Member's right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members. Each Member may vote on any matter to be decided by the Members in accordance with the number of Voting Units which it owns (i.e., each Voting Unit is entitled to one vote on issues which require the approval or consent of the Members). Voting Units may be issued, held and voted in whole or fractional denominations. The initial Voting Unit ownership of the Members is set out on Exhibit B.


                                   ARTICLE II

                              FORMATION OF COMPANY

                 2.01 Formation. Effective March 10, 1997, Guy O. Murdock organized an Iowa Limited Liability Company by executing and delivering Articles of Organization to the Iowa Secretary of State in accordance with and pursuant to the Iowa Act.

                 2.02     Name.  The name of the Company is Link*Star, LLC.

                 2.03 Principal Place of Business. The principal place of business of the Company within the State of Iowa shall be 1112 29th Street S.W., Cedar Rapids, Iowa 52404. The Company may locate its places of business and registered office at any other place or places as the Members deem advisable from time to time.

                 2.04 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 1112 29th Street S.W., Cedar Rapids, Iowa 52404 and the name of its initial registered agent at such address shall be Guy O. Murdock. The Company may change its Registered Office and/or Registered Agent from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Iowa Secretary of State pursuant to the Iowa Act.

                 2.05 Term. The term of the Company shall be thirty years from the date of filing of Articles of Organization with the Secretary of State of the State of Iowa, unless the Company is earlier dissolved or merged in accordance with the provisions of this LLC Agreement or the Iowa Act.


                                  ARTICLE III

                            BUSINESS OF THE COMPANY

                 The business of the Company shall be:

                          (a)     To engage in any lawful business activity
which shall at any time appear conducive to or expedient for the benefit or protection of the Company and its assets;

                          (b)     To exercise all other powers necessary to or
reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Iowa Act; and

                          (c)     To engage in all activities necessary,
customary, convenient, or incident to any of the foregoing.


                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

                 The names and addresses of the Company's initial members are as follows:

       Murdock Communications Corporation       MATRIXMedia Holdings, LLC
       1112 29th Avenue S.W.                    8500 North Stemmons Freeway
       Cedar Rapids, Iowa 52404                 Suite 2030
                                                Dallas, Texas 75247

                                   ARTICLE V

                          RIGHTS AND DUTIES OF MEMBERS

                 5.01 Management. The business and affairs of the Company shall be managed by its Members acting as set forth in Article VII. In exercising this management, the Members shall direct, manage and control the business of the Company to the best of their ability.

                 5.02 Restrictions on Powers of Members. Unless authorized to do so in accordance with Section 7.08 of this LLC Agreement, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit to authorize or make distributions to Members or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized to act with respect to such matter in accordance with the terms of this LLC Agreement as an agent of the Company in accordance with the previous sentence or under the terms of an agreement previously approved by the Members specifically granting such Member the unilateral right to act on behalf of the Company. Notwithstanding any other requirement in this Agreement for approval by vote or consent of the Members, each Member is authorized to take any action and make any decision that is clearly routine and incidental to the day-to-day conduct of the Company's business; provided, however, that any capital expenditures in excess of $20,000 shall require the approval of the Members owning a majority of the outstanding Voting Units.

                 5.03 Good Faith. Each Member shall perform its management duties in good faith, in a manner it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Member who so performs the management duties shall have no liability by reason of being or having management and control of the Company. No Member guarantees the return of the other Members' Capital Contributions or a profit for the Members from the operations of the Company. No Member shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of fiduciary duty or a wrongful taking by the Member.

                 5.04 Indemnity of the Members, Employees and Other Agents. The Company shall indemnify the Members and make advances for expenses to the maximum extent permitted under the Iowa Act and other applicable law. The Company may also indemnify its employees and other agents who are not Members to the fullest extent permitted by the Iowa Act and other applicable law, provided that such indemnification in any given situation is approved by the affirmative vote of Members holding at least a majority of the Voting Units represented at a validly convened meeting of the Members.

                 5.05 Salaries. The salaries and other compensation of the Company's employees, if any, shall be fixed from time to time by an affirmative vote of Members holding at least a majority of the Voting Units acting in accordance with Article VII.

                 5.06 Titles. The Members may bestow upon the key employees of the Company such titles as the Members deem necessary or expedient to enable them to carry out their duties on behalf of the Company. Such titles may include "Chairman," "President," one or more "Vice Presidents," "Treasurer" or "Secretary." Titles may be given to or removed from Members or employees of the Company only by affirmative vote of the Members represented at a validly-convened meeting of the Members.

                 5.07 Reimbursements. The Company shall reimburse the Members for all expenses that they reasonably incur and pay in the organization of the Company and otherwise as authorized by the Company in the conduct of the Company's business. Such expenses shall not include any expenses incurred in connection with a Member's exercise of its rights as a Member apart from the authorized conduct of the Company's business. Such reimbursements will be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Company.

                                   ARTICLE VI

                  ADDITIONAL RIGHTS AND OBLIGATIONS OF MEMBERS

                 6.01 Limitation of Liability. Each Member's liability shall be limited to the maximum extent permitted under this LLC Agreement, the Iowa Act and other applicable law.

                 6.02 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contributions and any obligation of the Member under Section 8.01 or
8.02 to make Capital Contributions, except as provided in Section 6.06 herein or as otherwise required by law.

                 6.03 List of Members. Upon written request of any Member, the Company shall provide a list showing the names, addresses, Economic Interests and Voting Unit ownership of all Members.

                 6.04 Company Books. In accordance with Section 9.09 herein, the Company shall maintain and preserve, all accounts, books, and other relevant

Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

                 6.05 Priority and Return of Capital. Except as may be expressly provided in Articles VIII or IX, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

                 6.06     Liability of a Member to the Company.

                          (a)     Permissible Distributions.  A Member who
rightfully receives the return in whole or in part of its Capital Contribution is only liable to the Company to the extent now or hereafter provided by the Iowa Act.

                          (b)     Prohibited Distributions.  A Member who
receives a distribution made by the Company which is either in violation of:
(i) this LLC Agreement, or (ii) the Iowa Act, is liable to the Company and its creditors only to the extent required by the Iowa Act.


                                  ARTICLE VII

                              MEETINGS OF MEMBERS

                 7.01 Annual Meeting. No annual meeting of the Members is required by this Agreement.

                 7.02 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Member or Members holding at least 20% of the outstanding Voting Units.

                 7.03 Place of Meetings. The Members may designate any place, either within or outside the State of Iowa, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Iowa.

                 7.04 Notice of Meetings. Except as provided in Section 7.05, notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered to each Member not less than two business days nor more than fifty days before the date of the meeting.
Such notice may be oral or written and may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. If mailed or delivered by private carrier, such notice shall be deemed to be delivered two days after it is deposited in the United States mail, with postage thereon prepaid, or two days after it is deposited with the private carrier, as appropriate, addressed to the Member at his address as it appears on the books and records of the Company. Oral notice shall be deemed to be delivered when communicated. If notice is given by telegraph, teletype, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted. Notwithstanding the foregoing, if the Member or Members providing a notice hereunder have reason to believe that another Member is traveling outside of the United States or otherwise is unlikely to receive a notice in sufficient time to arrange to be in attendance, either personally or by means of communications equipment as provided for in Section 7.12, such notice shall not be effective until actual receipt by the Member.

                 7.05 Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice.

                 7.06 Record Date. For the purpose of determining which Members are entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                 7.07 Quorum. Members holding 51% or more of the outstanding Voting Units, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Voting Units so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Units whose absence would cause less than a quorum.

                 7.08 Manner of Acting. Upon verification of proper notice having been given and if a quorum is present, the affirmative vote of Members holding majority of the Voting Units represented at such meeting shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this LLC Agreement. Notwithstanding the foregoing, the unanimous consent of all Members is necessary to do any of the following:

                          (a)     Amend The Articles of Organization;

                          (b)     Adopt, amend or revoke this LLC Agreement;

                          (c)     Allow a redemption of a Membership Interest
in whole or in part;

                          (d)     Authorize a Member or other person to do any
act on behalf of the Company that contravenes this Agreement;

                          (e)     Amend the terms of any material agreements
between the Company and any Member or their Affiliates;

                          (f)     Dissolve or liquidate the Company or take any
other action in connection with laws relating to the bankruptcy, insolvency or reorganization of the Company;

                          (g)     Sell, transfer, assign or lease all or
substantially all of the Company's assets;

                          (h)     Sell or issue additional Membership Interests
or Economic Interests or warrants or options to purchase Membership Interests or Economic Interests;

                          (i)     Merge, consolidate or engage in other
corporate reorganization involving the Company.

                          Unless otherwise expressly provided herein or
required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their Voting Unit vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

                 7.09 Corporate Members. With respect to a Member that is a corporation, its Voting Units may be voted either in person or by proxy, by the Chief Executive Officer of such corporation or any officer appointed by such Chief Executive Officer. A proxy executed by any principal officer of such corporate Member or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of an express notice to the other Members, given in writing, of the designation of some other person by the corporate Member.

                 7.10 Proxies. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                 7.11 Voting of Voting Units. Upon any matter submitted to a vote or other approval of the Members, each Member shall be entitled to one vote for each Voting Unit it owns and a fractional vote for each fractional Voting Unit it owns. Economic Interest Owners shall not be entitled to vote.

                 7.12 Conduct of Meetings by or Through the Use of Communications Equipment.

                          (a)     Participation.  Any or all Members may
participate in a regular or special meeting of the Members or other meeting required pursuant to this LLC Agreement or the Iowa Act by or through the use of, any means of communication by which any of the following occurs: (i) all participating Members may simultaneously hear each other during the meeting; or
(ii) all communication during the meeting is immediately transmitted to each participating Member, and each participating Member is able to immediately send messages to all other participating Members. A Member participating in such a meeting is deemed to be present in person at the meeting.

                          (b)     Nature of the Meeting.  If a meeting is
conducted pursuant to this Section, the presiding party at the meeting shall inform each participating Member that a meeting is taking place at which official business may be transacted.

                          (c)     Minutes of the Meeting.  If requested by a
Member, the person appointed to act as secretary of the meeting shall prepare minutes of the meeting and distribute such minutes to each Member.

                 7.13 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members entitled to vote who hold the requisite number of Voting Units necessary to approve such action, and delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when the Members entitled to vote and holding the requisite number of Voting Units necessary to approve such action have signed the consent, unless the consent specifies a different effective date, which may be retroactive. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

                 7.14 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VIII

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

                 8.01     Members' Capital Contributions.

                          (a)     MCC Contributions.  MCC shall, upon execution
of this Agreement, contribute the MCC Contributed Assets to the Company and the Company shall assume the MCC Assumed Liabilities. MCC shall own 50 Voting Units, initially shall be credited with a $209,970 capital account and shall be credited with a Preference Loan of $469,934.

                          (b)     MATRIX Contributions to Capital.  MATRIX
shall, upon execution of this Agreement, contribute the MATRIX Contributed Assets to the Company and the Company shall assume the MATRIX Assumed Liabilities. MATRIX shall own 50 Voting Units and initially shall be credited with a $209,970 capital account.

                 8.02     Additional Contributions.  Except as set forth in
Section 8.01, no Member shall be required to make any Capital Contributions. To the extent approved by the Members, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Members, in accordance with section 7.08 of this Agreement, determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the option (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests.

                 8.03     Capital Accounts.

                          (a)     Capital Account Adjustment.  A separate
Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (i) the fair market value of each Member's additional Capital Contributions (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under
Section 752 of the Code); (ii) allocations to such Member of Profits; and (iii) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; (iv) allocations to such Member of Losses; and (v) allocations to the account of such Member of Company loss and deduction as set forth in such Regulations, taking into account adjustments to reflect book value.

                          (b)     Transfer of Capital Account.  Subject to the
terms and provisions of Article XIII, in the event of a permitted sale or exchange of a Member's Membership Interest or Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.

                          (c)     Compliance with Code Section 704(b).  The
manner in which Capital Accounts are to be maintained pursuant to this Section
8.03 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Company's accountants or attorneys, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.04 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

                          (d)     Distributions Upon Liquidation.  Upon
liquidation of the Company, liquidating distributions will be made first to MCC until the Preference Loan is reduced to zero, and then in accordance with the positive Capital Account balances of the Members and Economic Interest Owners, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid by the end of the taxable year (or, if later, within 90 days after the date of the liquidation).

                          (e)     Return of Capital Account.  Except as
otherwise expressly required in this LLC Agreement or the Iowa Act (and subject to Sections 8.01 and 8.02), no Member or Economic Interest Owner shall have any personal liability to restore all or any portion of a deficit balance in such Member's or Economic Interest Owner's Capital Account.

                 8.04 Withdrawal or Reduction of Members' Contributions to Capital.

                          (a)     Payment of Company Liabilities.  A Member
shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

                          (b)     Form of Payment.  A Member, irrespective of
the nature of its Capital Contribution, does not have any right to demand and receive a specific form of payment, other than cash, for its Capital Contribution.

                                   ARTICLE IX

                    ALLOCATIONS, INCOME TAX, DISTRIBUTIONS,
                             ELECTIONS AND REPORTS

                 9.01     Profits, Losses and Tax Credits.

                          (a)     Loss Allocations.  After giving effect to the
special allocations set forth in Section 9.02, Losses for any Fiscal Year shall be allocated among all of the Members in accordance with their respective Percentage Interests until the cumulative Losses allocated pursuant to this Section 9.01(a) for such Fiscal Year and all previous Fiscal Years is equal to the sum of each Member's original Capital Account plus the cumulative Profits allocated to such Member pursuant to Section 9.01(b)(ii) for all previous years, except that Losses shall not be allocated hereunder to the extent such allocation would violate the restriction on loss allocations set forth in Section 9.01(d).

                          (b)     Profit Allocations.  After giving effect to
the special allocations set forth in Section 9.02, but without duplication in respect of gross income allocated, Profits for any Fiscal Year shall be allocated: (i) first, to MCC until the sum of all Profits previously allocated to MCC for such fiscal year and all prior fiscal years under this section 9.01(b)(i) equals the Preferred Return, and (ii) the balance among all of the Members in accordance with their respective Percentage Interests.

                          (c)     Credit Allocations.  All tax credits of the
Company shall be allocated among all of the Members in accordance with their respective Percentage Interests.

                          (d)     Limitation on Losses.  The Losses allocated
to any Member pursuant to Section 9.01(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. If some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 9.01(a), the limitation set forth in this Section 9.01(d) shall be applied on a Member by Member basis so as to allocate the maximum permissible Loss to each Member under the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                 9.02 Special Allocations to Capital Accounts. The special allocations set forth below shall supersede the allocations of Profits and Losses under section 9.01 hereof.

                          (a)     To the extent legally permissible, all
nonrecourse deductions (as defined in section 1.704-2(b)(1) of the Treasury Regulations) shall be allocated in proportion to the Members' Percentage Interests. The following provisions of the Treasury Regulations promulgated under Section 704 of the Code, as they may be amended from time to time, shall be applied in allocating Profits and Losses hereunder: (i) section 1.704-2(f) (minimum gain chargeback); (ii) section 1.704-2(i)(4) (partner minimum gain chargeback); and (iii) section 1.704-1(b)(2)(ii)(d) (qualified income offset).

                          (b)     If any fee payable by the Company is
determined to be a nondeductible distribution from a partnership to a partner for federal income tax purposes, then there shall be allocated to the recipient of the fee an amount of gross income equal to such distribution.

                          (c)     Subsequent Allocations.  Any credit or charge
to the Capital Accounts of the Members pursuant to this Section 9.02 shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.01 and 9.02 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Section 9.02(a), (b), and/or (c), hereof had not occurred.

                 9.03     Distributions Prior to Dissolution.

                          (a)     Distributable Cash.  Without any
authorization necessary pursuant to Section 7.08 (except as provided otherwise in section 9.03(a)(iii)), Cash Flow shall be applied and distributed annually within 90 days after the end of each of the Company's Fiscal Years in the following order of priority:

                                  (i)      first, an amount equal to 95% of the
Net Distributable Cash shall be distributed to MCC until the MCC's Preference Loan is zero;

                                  (ii)     second, an amount equal to 95% of
the Net Distributable Income shall be distributed to the Members and Economic Interest Holders in accordance with their Percentage Interests; and

                                  (iii)    third, with the consent of the
Members in accordance with section 7.08, the remainder, if any, to the Members and Economic Interest Holders in accordance with their Percentage Interests.

                          (b)     Distribution Following Withdrawal Event.
Except as provided in Section 14.01(c), no distributions, whether in redemption of a Membership Interest or Economic Interest or otherwise, shall be made to a Member on account of a "Withdrawal Event" as defined in Section 14.01(a)(iii), except with the consent of the Members owning not less than 80% of the outstanding Voting Units.

                 9.04 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

                 9.05 Accounting Principles. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the method of accounting selected by the Members. It is intended that the Company will elect those accounting methods which provide the Company with the greatest tax benefits.

                 9.06 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

                 9.07 Loans to Company. Nothing in this LLC Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company, following approval pursuant to Section 7.08.

                 9.08 Accounting Period. The Company's accounting period shall be its Fiscal Year.

                 9.09 Records, Audits and Reports. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

                          (a)     A current list of the full name and last
known business, residence, or mailing address of each Member and Economic Interest Owner, both past and present;

                          (b)     A copy of the Articles of Organization of the
Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                          (c)     Copies of the Company's federal, state, and
local income tax returns and reports, if any, for the four most recent years;

                          (d)     Copies of the Company's currently effective
written LLC Agreement, copies of any writings permitted or required with respect to a

Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

                          (e)     Minutes of every annual, special meeting and
court-ordered meeting;

                          (f)     Any written consents obtained from Members
for actions taken by Members without a meeting; and

                          (g)     A statement of each Member's adjusted Capital
Account.

                 9.10 Returns and Other Elections. The Tax Matters Member shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. The Tax Matters Member shall timely file with all annual tax returns and other tax forms. All elections permitted to be made by the Company under federal or state laws shall be made by the Tax Matters Member in his sole discretion, provided that the Tax Matters Member shall make any tax election requested by Members owning a majority of the outstanding Voting Units.

                 9.11 Tax Matters Member. The initial Tax Matters Member shall be MCC. The Members may, by vote of Members owning a majority of the outstanding Voting Units, remove or replace the Tax Matters Member from time to time. Generally, the Tax Matters Member shall have, without limitation, all the authority do act on behalf of the Company as is customarily vested in the "tax matters partner" of a partnership.


                                   ARTICLE X

                     REPRESENTATIONS AND WARRANTIES OF MCC

               MCC represents and warrants to the Company and MATRIX that:

               10.01 Corporate Organization. MCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and is qualified to do business as a foreign corporation in Texas. MCC has the corporate power and authority to own its properties and to carry on its business as now conducted.

               10.02 Authorization of Agreement. MCC has all necessary corporate power to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution and delivery of this Agreement by MCC and the performance by it of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate actions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, or constitute a default under, the terms or conditions of MCC's Articles of Incorporation or By-Laws, or any rule, law, regulation, or other material agreement or instrument to which MCC is a party or by which MCC is bound. This Agreement is a valid and binding obligation of MCC enforceable in accordance with its terms.

               10.03 Financial Statements. MCC has delivered to MATRIX copies of the unaudited balance sheet of MCC as of September 30, 1996 (the September 30, 1996 balance sheet is herein referred to as the "MCC Balance Sheet" and September 30, 1996 is herein referred to as the "Balance Sheet Date") and the unaudited statement of income of MCC for such period. The financial statements described in this section present fairly the financial position of MCC as of the Balance Sheet Date and present fairly the results of operations and changes in financial position of MCC for the period they purport to cover.

               10.04 Liability. Schedule 1(x) fairly describes the MCC Assumed Liabilities in all material respects. MCC is not in material default under any terms or conditions of any material contracts or obligations which are among the MCC Assumed Liabilities.

               10.05 Assets. MCC has good and marketable title to the MCC Contributed Assets, free and clear of any mortgages, liens, security interests, charges or encumbrances of any kind except (a) liens for taxes, assessments and governmental charges that are not delinquent or can be paid without penalty, or which are being contested in good faith by appropriate proceedings; (b) imperfections of title and encumbrances, if any, that do not materially detract from the value of such property as currently used; or (c) materialmen's, mechanics', carrier's, workmen's, employee's or like liens arising in the normal course of business for amounts, the payment of which is not overdue or is being contested in good faith by appropriate proceedings. Except for those obtained, no third party consents are required for MCC to transfer the MCC Contributed Assets to the Company in a form that will permit their utilization as currently used by MCC.

                                   ARTICLE XI

                    REPRESENTATIONS AND WARRANTIES OF MATRIX

          MATRIX represents and warrants to the Company and MCC that:

               11.01 Corporate Organization. MATRIX is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and is not required to qualify to do business in any other state and has the corporate power and authority to own its properties and to carry on its business as now conducted.

               11.02 Authorization of Agreement. MATRIX has all necessary power to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution and delivery of this Agreement by MATRIX and the performance by it of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate actions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, or constitute a default under, the terms or conditions of MATRIX's Articles of Organization or Operating Agreement, or any rule, law, regulation, or other material agreement or instrument to which MATRIX is a party or by which MATRIX is bound. This Agreement is a valid and binding obligation of MATRIX enforceable in accordance with its terms.

               11.03 Financial Statements. MATRIX has delivered to MCC copies of the unaudited balance sheet of MATRIX as of December 31, 1996 (the December 31, 1996 balance sheet is herein referred to as the "Balance Sheet" and December 31, 1996 is herein referred to as the "Balance Sheet Date") and the unaudited statement of income of MATRIX for such period. The financial statements described in this section present fairly the financial position of MATRIX as of the Balance Sheet Date and present fairly the results of operations and changes in financial position of MATRIX for the period they purport to cover.

               11.04 Liabilities. There are no material liabilities, debts or obligations, direct or contingent, or any outstanding evidence of indebtedness relating to MATRIX, except (a) as fully reflected or as specifically reserved against on the Balance Sheet or set forth in the notes thereto; or (b) liabilities incurred in the ordinary course of business after the Balance Sheet Date which are usual and normal in amount and which, in the aggregate, do not result in any material adverse changes in the financial condition of MATRIX from that set forth on the Balance Sheet.

               11.05 Assets. MATRIX has good and marketable title to the MATRIX Contributed Assets, free and clear of any mortgages, liens, security interests, charges or encumbrances of any kind except (a) liens for taxes, assessments and governmental charges that are not delinquent or can be paid without penalty, or which are being contested in good faith by appropriate proceedings; (b) imperfections of title and encumbrances, if any, that do not materially detract from the value of such property as currently used; or (c) materialmen's, mechanics', carrier's, workmen's, employee's or like liens arising in the normal course of business for amounts, the payment of which is not overdue or is being contested in good faith by appropriate proceedings. Except for those obtained, no third party consents are required for MATRIX to transfer the MATRIX Contributed Assets to the Company in a form that will permit their utilization as currently used by MATRIX.

               11.06 Business Changes. Except as otherwise disclosed on the schedule to this section or otherwise contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                        (a) any transaction by MATRIX except in the ordinary course of business as conducted on that date;

                        (b) any material adverse change in the condition (financial or other) of, liabilities, assets, or business of MATRIX or damage, destruction or loss affecting, MATRIX;

                        (c) any other event or condition of any character that has or might reasonably be expected to have, a substantial and adverse effect on the financial condition, business or assets of MATRIX; or

                        (d) any agreement by MATRIX to do any of the things described in the preceding clauses (a) through (c).

               11.07 Litigation and Proceedings. There is no suit, action or legal, administrative, arbitrative or other proceeding pending against MATRIX and, to the knowledge of the MATRIX members, MATRIX is not under investigation with respect to any charge concerning violation of any law or administrative regulation, federal, local or state, in respect to the operation of MATRIX's business and, to the knowledge of the MATRIX members, no set of facts or circumstances exist which would constitute a basis for any such action, proceeding, investigation, suit or arbitration.

               11.08 Employee Benefit Plans. MATRIX maintains no "employee benefit plans" as such term is defined in section 3.3 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") covering its employees, its retired employees or surviving spouses of its employees or to which MATRIX contributes or is required to contribute on account of such persons.



                                  ARTICLE XII

                       NONCOMPETITION AND CONFIDENTIALITY

               12.01 Noncompete During Term of Agreement. During the term of the Agreement, so long as each Member retains its Voting Units or Economic Interest, each Member, for itself and on behalf of its Affiliates, agrees that, except pursuant to the terms of this Agreement, such Member shall not, directly, indirectly, either as a partner, shareholder, owner, agent, consultant or in any other capacity provide to any person or entity, or canvass, contact or solicit any person or entity for the purpose of providing products or services similar to and competitive with those provided by the Company at any time now or in the future.

                 12.02 Confidentiality. Each Member, for itself and on behalf of its Affiliates, agrees that it shall not divulge, communicate or use to the detriment of the Company or the other Member or for the benefit of any third parties or persons or misuse in any way any confidential information or trade secrets of the Company, including pricing information, customer and vendor requirements and capabilities and other technical data.

               12.03 Specific Performance. The parties acknowledge that, in the event of their violation of the covenants contained in this Agreement, damages will be difficult to ascertain and the injured party's remedy at law will be inadequate. Accordingly, the parties agree that the injured party shall be entitled to specific performance of such covenants and to an injunction to prevent any continuing violation of such covenants. If a court of competent jurisdiction determines that the foregoing covenants specifically set forth herein are too broad to be capable of enforcement, the court is authorized to modify such covenants as to the scope, time and geographical area as the court deems equitable or consistent with applicable law.

                                  ARTICLE XIII

                                TRANSFERABILITY

                 13.01 General. Except as otherwise specifically provided herein, neither a Member nor an Economic Interest Owner shall have the right to sell, assign, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"), all or any portion of its Membership Interest or Economic Interest.

                 13.02    Right of First Refusal.

                          (a)     If selling Member desires to sell all or any
portion of its Membership Interest or Economic Interest in the Company to a third party purchaser, the selling Member shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor. The selling Member shall give written notification to the remaining Members, by certified mail or personal delivery, of its intention to so transfer such interest, furnishing to the remaining Members a copy of the third party written offer to purchase such interest.

                          (b)     The remaining Members, and each of them
shall, on a basis pro rata to the Percentage Interests of those remaining Members exercising their right of first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the selling Member, by certified mail or personal delivery, of their intention to do so within twenty (20) days after receiving written notice from the selling Member. The failure of all the remaining Members (or any one or more of them) to so notify the selling Member of their desire to exercise this right of first refusal within said twenty (20) day period shall result in the termination of the right of first refusal and the selling Member shall be entitled to consummate the sale of its interest in the Company, or such portion of its interest, if any, with respect to which the right of first refusal has not been exercised, to such third party purchaser. The remaining Members may elect to cause the Company to exercise their right of first refusal through a redemption that otherwise meets the requirement of this Section 13.02.

                                  If remaining Members (or any one or more of
the remaining Members) give written notice to the selling Member of their desire to exercise this right of first refusal, the exercising Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within sixty (60) days after receipt of written notification from the selling Member of the third party offer to purchase.

                 13.03    Transferee Not Member in Absence of Consent.

                          (a)     Approval of Remaining Members.
Notwithstanding anything contained herein to the contrary, except as provided in this subsection (a), unless Members owning at least 100% of the outstanding Voting Units approve of the proposed sale or transfer of the selling Member's Voting Units or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company to own Voting Units or to become a Member. The transferee or donee shall be merely an Economic Interest Owner. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by unanimous written consent of the Members) shall be effective unless and until written notice (including the name and address of the proposed, transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member(s).

                          (b)     Conditions to Transfer.  Upon either the
purchase of the selling Member's interest in the Company by a third party purchaser or the gift of an interest in the Company (including and Economic Interest), and as a condition to recognizing the effectiveness and binding nature of any such sale or gift and substitution of a new Member as against the Company or otherwise, the remaining Members may require the selling Member and/or the proposed purchaser, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the remaining Members such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:

                                  (i)      constitute such purchaser, as a
Member, donee or successor-in-interest as such;

                                  (ii)     confirm that the Person desiring to
acquire an interest or interests in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this LLC Agreement, as the same may have been further amended (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner);

                                  (iii)    preserve the Company after the
completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                                  (iv)     maintain the status of the Company
as a partnership for federal tax purposes; and

                                  (v)      assure compliance with any
applicable state and federal laws including securities laws and regulations.

                          (c)     Effective Date of Transfer.  Except as
otherwise provided in this Agreement or as agreed by the transferring Members, any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this Article XIII shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given. The Transferring Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, gift or substitution. The Transferring Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, reasonable attorneys' fees, tax liabilities or loss of tax benefits) arising or incurred directly or indirectly as a result of any transfer or purported transfer in violation of this Article XIII.

                          (d)     Purchase of Non-Economic Interest.  Upon and
contemporaneously with any sale, gift or other transfer of a Transferring Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), the Company shall have the continuing option to purchase from the Transferring Member, and upon written notice of the exercise of each option, the Transferring Member shall sell to the Company for a purchase price of $100.00, all voting rights and any other remaining rights and interests retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Economic Interest. Such remaining rights and interests shall then be deemed canceled and shall not be outstanding or exercisable for voting or any other purpose.

                 13.04 Additional Member. From the date of the formation of the Company, any Person or Entity unanimously approved by the Members holding all of the outstanding Voting Units owned by the non-transferring Members may become a Member in the Company either by the Company's issuance of additional Voting Units or as a transferee of a Member's Voting Units or any portion thereof, subject to the terms and conditions of this LLC Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Tax Matters Member may, at his option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of
Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                 13.05 Issuance of Additional Voting Units. The Company may issue additional Voting Units such number, for such consideration and upon such terms as authorized by the Members holding at least 80% of the outstanding Voting Units.


                                  ARTICLE XIV

                          DISSOLUTION AND TERMINATION

                 14.01    Dissolution.

                          (a)     Dissolution Events.  The Company shall be
dissolved upon the occurrence of any of the following events:

                                  (i)      the expiration of the period fixed
for the duration of the Company pursuant to Section 2.05 hereof;

                                  (ii)     the unanimous written agreement of
all Members to dissolve the Company;

                                  (iii)    the death, incompetency, voluntary
withdrawal (subject to Section 11.01(c)), removal, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company (a "Withdrawal Event"), unless the business of the Company is continued by the consent of all of the remaining Members within 90 days of the Withdrawal Event and there are at least two remaining Members. Each of the Members hereby agrees that within the 60 days after the occurrence of a Withdrawal Event, provided that there are then at least two remaining Members of the Company, they will promptly consent, in writing, to continue the business of the Company. Each of the Members further agrees promptly to consent, in writing, to continue the business of the Company upon a sale or gift either of a Member's entire Membership Interest or Economic Interest. Such consent shall be mailed or hand delivered to the principal place of business of the Company no later than 50 days after each Withdrawal Event or transfer by Member of its entire Economic Interest or Membership Interest. The sole remedy for breach of a Member's obligation to consent to continue the business of the Company under this section shall be money damages (and not specific performance);

                                  (iv)     the entry of a decree of judicial
dissolution pursuant to the Iowa Act; or

                                  (v)      the Company has fewer than two
Members at any given time; provided that if a Member improperly causes a Withdrawal Event or if the Company has the right or obligation to purchase the entire Membership Interest of a Member, and upon such purchase or Withdrawal Event the Company would have a sole remaining Member, notwithstanding any other provision of this Agreement to the contrary, such remaining Member shall have the unilateral and unrestricted right to transfer one or more of its Voting Units to any Affiliate who shall be admitted as a Member without the consent of any other Member.

                          (b)     Dissolution Agreement.  Notwithstanding
anything to the contrary in this LLC Agreement, if a Member or Members owning Voting Units which in the aggregate constitute not less than 75% of the outstanding Voting Units vote to dissolve the Company at a meeting of the Company pursuant to Article VII, then all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than 10 days) thereafter.

                          (c)     No Withdrawal Power.  No Member shall have
the power to withdraw by voluntary act from Membership in the Company without the unanimous written consent of the other Members. In addition, except as expressly permitted in this LLC Agreement, a Member shall not take any other voluntary action which directly causes a Withdrawal Event. Except as otherwise approved by Members owning 80% of the outstanding Voting Units, a Member whose Membership is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such Member remained a Member. Except as otherwise expressly provided herein, such Member shall become an Economic Interest Owner.

                 14.02    Winding Up, Liquidation and Distribution of Assets.

                          (a)     Accounting.  Upon dissolution, an accounting
shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Members shall immediately proceed to wind up the affairs of the Company.

                          (b)     Member's Dissolution Duties.  If the Company
is dissolved and its affairs are to be wound up, the Members who did not improperly cause a Withdrawal Event shall:

                                  (i)      Sell or otherwise liquidate all of
the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute any assets to the Members in kind);

                                  (ii)     Allocate any profit or loss
resulting from such sales to the Members' and Economic Interest Owners' Capital Accounts in accordance with Article IX hereof;

                                  (iii)    Discharge all liabilities of the
Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for distributions, distribute such assets as may be necessary to reduce the Preference Loan to zero, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company (for purposes of determining the Capital Accounts of the Members and Economic Interest Owners, the amounts of such Reserves shall be deemed to be an expense of the Company);

                                  (iv)     Distribute the remaining assets in
the following order:

                                        [a]     If any assets of the Company
are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of Article IX and Section 8.04 of this LLC Agreement to reflect such deemed sale.

                                        [b]     The positive balance (if any)
of each Member's and Economic Interest Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Members owning a majority of the outstanding Voting Units, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 11.02(b)(iv)[a]. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-l(b)(2)(ii)(b)(2) of the Treasury Regulations.

                          (c)     No Liability.  Notwithstanding anything to
the contrary in this LLC Agreement, upon a liquidation within the meaning of
Section 1.704-l(b)(2)(ii)(g) of the Treasury Regulations, if any Member has an Adjusted Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

                          (d)     Termination of Company.  Upon completion of
the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                          (e)     Compliance with Law.  The Members shall
comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and final distribution of its assets.

                 14.03 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this LLC Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                   ARTICLE XV

                             CROSS-PURCHASE OPTIONS

                 15.01    Purchase Option.

                          (a)     At any time during the 90-day period
immediately following each of the second, third and fourth anniversaries of the execution of this Agreement, either MATRIX or MCC (the "Exercising Member") may, upon written notice (the "Exercise Notice") to the other (the "Other Member") purchase all but not less than all of the Membership Interest of the Other Member.

                          (b)     Upon receipt of the Exercise Notice, the
Other Member shall have 30 days to give written notice (the "Counter Notice") to the Exercising Member containing a bona fide offer to purchase all but not less than all of the Membership Interest of the Exercising Member. If the Other Member fails to give a Counter Notice within such 30-day period, the Other Member shall be deemed to have accepted the offer contained in the Exercise Notice. The price contained in the Counter Notice must exceed the Option Price. Within 30 days after it receives the Counter Notice, the Exercising Member will notify the Other Member of its acceptance or rejection of the offer contained in the Counter Notice. If the Exercising Member rejects such offer, neither party will be obligated to consummate a purchase or sale under this Article XV at such time.

                 15.02 Option Price. The purchase price (the "Option Price") payable to the Other Member upon the exercise by the Exercising Member of the option contained in Section 15.01(a) shall be the greater of:

                          (a)     $4,500,000 plus the balance of the Other
Member's Capital Account; or

                          (b)     The balance of the Other Member's Capital
Account plus five times the sum of (i) Net Income plus (ii) the income tax expense of the Company for the most recently completed Fiscal Year.

                 15.03 Closing. The Exercise Notice (or the Counter Notice, as applicable) shall specify a closing date (the "Option Closing Date") for the purchase of the selling Member's Membership Interest not later than 60 days after the date of the Exercise Notice (or the Counter Notice, as applicable). On the Option Closing Date, the purchasing Member shall pay to the selling Member the Option Price, in cash or immediately available funds, and the selling Member shall assign and transfer to the purchasing Member all rights, title and interest in and to the Membership Interest of the selling Member.

                 15.04    Successors and Assigns.  The provisions of this
Article XV shall be binding upon and inure to the benefit of any successors or assigns of MCC or MATRIX. If such a successor or transferee holds only an Economic Interest, then the provisions of this Article XV shall apply with respect to the sale of such Economic Interest upon receipt of an Exercise Notice, but no successor or assign may exercise the option provided in section
15.01 unless such successor or assign is a Member pursuant to section 13.03.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

                 16.01 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this LLC Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this LLC Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

                 16.02 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Company in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall be at all times be open to the reasonable inspection and examination of the Members, Economic Interest Owner's or their duly authorized representatives during reasonable business hours.

                 16.03 Application of Iowa Law. This LLC Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Iowa, and specifically the Iowa Act.

                 16.04 Waiver of Action for Partition. Each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

                 16.05 Amendments. This LLC Agreement may not be amended except by the unanimous written agreement of all of the Members.

                 16.06 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

                 16.07 Construction. Whenever the singular number is used in this LLC Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

                 16.08 Headings. The headings in this LLC Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this LLC Agreement or any provision hereof.

                 16.09 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this LLC Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                 16.10 Rights and Remedies Cumulative. The rights and remedies provided by this LLC Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                 16.11 Severability. If any provision of this LLC Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this LLC Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Similarly, any provision of this LLC Agreement which is construed to cause the Company to be taxed as a corporation for federal income tax purposes shall be repealed, limited or construed in a manner which will allow the Company qualify as a partnership for federal income tax purposes.

                 16.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this LLC Agreement, their respective successors and assigns.

                 16.13 Creditors. None of the provisions of this LLC Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                 16.14 Arbitration of Disputes; Opportunity to Cure Noncompliance. Any controversy or claim arising out of this Agreement shall be settled by a three member arbitration panel in accordance with the commercial arbitration rules of the American Arbitration Association in such location as is chosen by the party against whom such claim is asserted. Any judgment rendered pursuant to such arbitration may be entered in any court of competent jurisdiction. Expenses of such arbitration shall be borne in the manner determined by the arbitrator. Prior to asserting any rights arising from noncompliance with this LLC Agreement, a Member must first give the Company and the other Members written notice specifying the noncompliance and a 30-day opportunity to cure such noncompliance; provided that such cure period shall not prevent any action necessary to preserve the existence of tax status of the Company.

                 16.15 Counterparts. This LLC Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                                 CERTIFICATION

                 The undersigned hereby agree, acknowledge and certify that the foregoing LLC Agreement constitutes the LLC Agreement of Link*Star, LLC, adopted by the Members of the Company effective as of March 10, 1997.

                                        MEMBERS:

                                        Murdock Communications Corporation

                                        BY    /s/ Guy O. Murdock
                                           --------------------------------
                                                  Guy O. Murdock,
                                               Chief Executive Officer

                                        MATRIXMedia Holdings, LLC

                                        BY      /s/ Douglas K. Foster
                                           --------------------------------
                                             Douglas K. Foster, President

                                  EXHIBIT A-1

                             MCC Contributed Assets

                                   [omitted]

                                  EXHIBIT A-2

                           MATRIX Contributed Assets

                                   [omitted]

                                   EXHIBIT B



                                                                                           Initial
                                                                                           -------
                                                      Percentage          Voting           Capital        Preference
                             Initial Capital           ----------          ------           -------        ----------
        Member                Contributions            Interest            Units           Account           Loan
        ------                -------------            --------            -----           -------           ----
Murdock Communications   Assignment of MCC                50%               50            $209,970         $469,934
      Corporation        Contributed Assets.


 MATRIXMedia Holdings,   Assignment of MATRIX             50%               50            $209,970
      LLC                Contributed Assets.